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                                DURLAND & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

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
        STEPHEN H. DURLAND, CPA               A PROFESSIONAL ASSOCIATION                    MEMBERS OF:
                                            340 ROYAL PALM WAY, 3RD FLOOR            FLORIDA INSTITUTE OF CPAs
 ALSO CERTIFIED IN CA, CO, GA, LA, MA,           PALM BEACH, FL 33480
    MO, MS, NC, NJ, NY, SC, TX, WI          (561) 922--9995 * FAX 922-9942
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               Consent of Independent Certified Public Accountants



The Board of Directors and Stockholders
PICK Communications Corp.
Miami, Florida

We consent to incorporation by reference in registration statement on Form S-1 of PICK Communications Corp. of our report dated April 29, 1998, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                          /s/ Durland & Company
                                          ---------------------------------
                                          Durland & Company, CPAs, P.A.


Palm Beach, Florida
November 8, 2000